[DJ ORTHO LOGO]



                                                                    EXHIBIT 99.2

 COMPANY INVESTOR/MEDIA CONTACT:
 -------------------------------
 dj Orthopedics, Inc.
 Mark Francois, Director of Investor Relations
 (760) 734-4766
 www.djortho.com

FOR IMMEDIATE RELEASE



                  DJ ORTHOPEDICS ANNOUNCES SECOND QUARTER 2002
             FINANCIAL RESULTS AND ORGANIZATIONAL AND COST REDUCTION
                                    ACTIONS

        SAN DIEGO, Calif. (August 1, 2002) -- dj Orthopedics, Inc. (NYSE: DJO), a designer, manufacturer and marketer of products and services for the orthopedic sports medicine market, today announced financial results for the second quarter and six months ended June 29, 2002. Today, the Company also announced the appointment of Jack R. Blair as Chairman of its Board of Directors, which, along with the recent appointment of Vickie Capps as its new Chief Financial Officer, are the first steps in organizational and cost reduction actions that the Company has commenced.

        Net revenues for the second quarter of 2002 were $45.7 million, an increase of six percent compared with net revenues of $43.0 million reported in the second quarter of 2001. Exclusive of freight revenue, net revenues for the second quarter for the rigid knee bracing, soft goods and specialty and other complementary orthopedic products were $18.3 million, $15.3 million and $10.9 million, respectively. Net loss for the second quarter of 2002 was $4.9 million, or $0.27 per share, compared with net income of $1.3 million for the second quarter of 2001. The results for the second quarter of 2002 included charges totaling $7.6 million ($4.8 million, net of income taxes), related primarily to increases in the Company's estimated reserves for accounts receivable from its OfficeCare(R) and Insurance programs ($4.4 million) and for excess inventory ($1.3 million) and for an impairment loss on certain of its intangible assets ($1.9 million).



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        Net revenues for the six months ended June 29, 2002 were $90.1 million, an increase of eight percent compared with net revenues of $83.3 million reported for the six months ended June 30, 2001. Exclusive of freight revenue, net revenues for the six months for the rigid knee bracing, soft goods and specialty and other complementary orthopedic products were $35.4 million, $30.8 million and $21.4 million, respectively. Net loss for the six months ended June 29, 2002 was $3.4 million, or $0.19 per share, after the charges noted above, compared with net income of $2.6 million for the six months ended June 30, 2001.

        Domestic net revenues increased by five percent and seven percent during the second quarter of 2002 and the six months ended June 29, 2002, respectively, over the comparable prior year periods, primarily due to growth in the Company's rigid knee bracing and specialty and other complementary products, including its DonJoy eXtreme(TM) and Adjustable OA Defiance(R) rigid braces, lower extremity fracture boots and cold therapy system product lines. International net revenues increased by 17 percent and 21 percent during the second quarter of 2002 and the six months ended June 29, 2002, respectively, over the comparable prior year periods. The Company began direct sales distribution in Canada on May 7, 2002 and revenue levels from the Company's direct distribution in international markets are consistent with the Company's expectations.


        As disclosed in the Company's critical accounting policies in its most recent Form 10-K and its Form 10-Q for the three-months ended March 30, 2002, the Company experienced a problem with a third party insurance billing company, which required that a substantial portion of the accounts receivable from its OfficeCare(R) and Insurance programs be transferred to another third party billing company in the latter half of 2001. During the second quarter of 2002, the Company enhanced the ability of its systems to obtain and analyze the information processed by its third party billing companies. Historically, the Company relied heavily on these billing companies to provide information about the OfficeCare(R) and Insurance programs, including the data utilized to determine reserves for contractual allowances, discounts and bad debts. The Company's increased ability to obtain and better analyze information in the second quarter of 2002 has revealed that, as a result of the third party billing problem, the Company has experienced an increase in



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allowances, discounts and bad debts for accounts receivable from its
OfficeCare(R) and Insurance programs and the Company has increased its related reserves accordingly.

        "Revenue growth from our core businesses within our rigid bracing and specialty segments is progressing according to our expectations, " said Les Cross, President and Chief Executive Officer. "Other areas of our business, including our OfficeCare(R) and Insurance programs and certain of our newer products have not met our expectations. While the OfficeCare(R) and Insurance program revenues have continued to grow, we are not satisfied with the current collection rates, and therefore the profitability, of these programs. The majority of the charges announced today relate to the OfficeCare(R) and Insurance programs. With our improved reporting tools and processes, which are part of our continuing efforts to strengthen our internal third party billing capabilities, we believe we can improve our future collection rates and ultimately our profitability in these business areas."

        The Company also announced today that it is commencing the process of streamlining its organization and improving its cost structure by consolidation of certain executive positions and corporate functions. In addition, the Company has engaged AlixPartners, LLC, a company specializing in corporate performance improvements, to expedite the development of a financial and operating performance improvement program. The Company has not yet determined the cost of the improvement program or the impact the results of such program will have on the future financial performance of the Company.

        "With the management changes recently announced, we believe we have an experienced executive team capable of making appropriate changes to realize our growth and profitability objectives going forward," said Cross.

        The Company reported gross profit of $24.1 million, or 52.7 percent of net revenues, for the second quarter of 2002, compared to $25.1 million, or 58.3 percent of net revenues, for the second quarter of 2001. The Company reported gross profit of $50.6 million, or 56.2 percent of net revenues, for the six months ended June 29, 2002, compared to $48.6 million, or 58.4 percent or net revenues for the six months ended June 30, 2001. Gross profit for the second quarter, exclusive of freight revenue and other costs of goods sold not specifically allocated to segments, for the rigid knee bracing, soft goods and specialty and other



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complementary orthopedic products was $13.4 million, $6.5 million and $5.9 million, respectively, representing gross profit margins of 73.6 percent, 42.2 percent and 54.1 percent, respectively. Gross profit for the six months, exclusive of freight revenue and other costs of goods sold not specifically allocated to segments, for the rigid knee bracing, soft goods and specialty and other complementary orthopedic products was $26.1 million, $13.6 million and $11.9 million, respectively, representing gross profit margins of 73.6 percent,
44.0 percent and 55.7 percent, respectively. The decrease in gross profit and gross profit margin for the current period reflects a $1.3 million charge related to reserves for excess inventories, which have been increased in certain new product areas that have not achieved anticipated market share, including the Company's OrthoPulse(R) bone growth stimulator product. The Company has experienced continuing delays in obtaining FDA approval for the OrthoPulse(R) bone growth stimulator product. On July 1, 2002, notification was received from the FDA that the premarket approval application for OrthoPulse(R) was placed on an integrity hold regarding the clinical data. An independent review of the clinical data is scheduled to commence on August 5, 2002. Gross profit, primarily in the soft goods segment, has also been reduced by an increase in the contractual allowances recorded against revenues from the OfficeCare(R) program. In addition, gross profit in the current period has been reduced by a change in product sales mix, an increase in certain costs of sales, including royalty expenses, and by a decrease in overhead absorption due to a reduction in the volume of units manufactured, due partly to an effort to reduce inventory levels and partly to the transition from international distribution through stocking distributors to direct distribution, particularly in Germany.

        Operating expenses have increased in the second quarter of 2002 primarily due to the charges mentioned above and also due to increased spending in the period for insurance, legal activities and the Company's growth initiatives.

        An objective of the performance improvement program announced today is to reduce both costs of goods sold and operating expenses as a percentage of net revenues in future periods, after the related costs of such program have been incurred.

        dj Orthopedics has scheduled an investor conference call to discuss this announcement beginning at 5:00 p.m. Eastern Time today, August 1, 2002. Individuals interested in listening to the conference call may



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do so by dialing (888) 802-5691 for domestic callers, or (706) 634-0177 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering passcode 4857452. The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company's Website for 14 days following the completion of the call.

        dj Orthopedics, Inc. is a global orthopedic sports medicine company specializing in the design, manufacture and marketing of surgical and non-surgical products and services that repair, regenerate and rehabilitate soft tissue and bone, help protect against injury and treat osteoarthritis of the knee. Its broad range of more than 600 products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products and its recently introduced line of surgical products. These products provide solutions for patients and orthopedic sports medicine professionals throughout the patient's continuum of care. For additional information on the Company, please visit www.djortho.com, or call
(866) DJO-INFO (356-4636).


        This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the risk that we may not be able to successfully implement our business strategy or our performance improvement program; our limited experience in designing, manufacturing and marketing products for the repair and regeneration segments of the orthopedic sports medicine market; our transition to direct distribution of our products in certain foreign countries; our ability to successfully develop or license and timely introduce and market new products or product enhancements; our dependence on our orthopedic professionals, agents and distributors for marketing our products; risks associated with our acquisition strategy and international operations; competition in our markets; the risk that our quarterly operating results are subject to substantial fluctuations; our high level of indebtedness and the restrictions imposed by the



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terms of our indebtedness; our ability to generate cash to service our debts;
the effects of healthcare reform, managed care and buying groups on prices of our products; the uncertainty of domestic and foreign regulatory clearance and approval of our products; the sensitivity of our business to general economic conditions; uncertainty relating to third party reimbursement; pending litigation; and the other risk factors affecting the Company detailed from time to time in the documents filed by the Company with the Securities and Exchange Commission.

                               (Tables to Follow)



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                              DJ ORTHOPEDICS, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)

                                                    Three Months Ended                Six Months Ended
                                               ----------------------------      ---------------------------
                                                 June 29,        June 30,         June 29,         June 30,
                                                   2002            2001             2002             2001
                                               ----------------------------      ---------------------------
Net revenues                                    $ 45,709         $ 42,988         $ 90,148         $ 83,283
Cost of goods sold                                21,611           17,913           39,507           34,680
                                               ----------------------------      ---------------------------
Gross profit                                      24,098           25,075           50,641           48,603
Operating expenses:
   Sales and marketing                            14,184           12,137           28,451           23,514
   General and administrative                      7,670            6,573           13,874           12,064
   Research and development                          670              634            1,227            1,300
   Increase in provision for allowances,
     discounts, and bad debts                      4,371               --            4,371               --

   Impairment of long-lived assets                 1,918               --            1,918               --
                                               ----------------------------      ---------------------------
Total operating expenses                          28,813           19,344           49,841           36,878
                                               ----------------------------      ---------------------------
Income (loss) from operations                     (4,715)           5,731              800           11,725
Interest expense, net of interest income          (2,941)          (4,472)          (5,924)          (9,163)
Discontinued acquisition costs                       (46)              --             (201)              --
                                               ----------------------------      ---------------------------
Income (loss) before income taxes                 (7,702)           1,259           (5,325)           2,562
Income tax benefit                                 2,843               --            1,916               --
                                               ----------------------------      ---------------------------
Net income (loss)                                 (4,859)           1,259           (3,409)           2,562
Less: Preferred stock dividends and
   accretion of preferred unit fees                   --           (1,579)              --           (3,106)
                                               ----------------------------      ---------------------------
Net income (loss) available to
    common stockholders/members                 $ (4,859)        $   (320)        $ (3,409)        $   (544)
                                               ============================      ===========================
Basic and diluted net loss per share            $  (0.27)             N/A         $  (0.19)             N/A
                                               ============================      ===========================
Basic and diluted weighted average
    shares outstanding                            17,856              N/A           17,856              N/A
                                               ============================      ===========================
                                               ----------------------------      ---------------------------
Adjusted EBITDA(1)                              $  4,829         $  8,259         $ 11,998         $ 16,363
                                               ============================      ===========================

(1) "EBITDA" is defined as income from operations plus depreciation and amortization. "Adjusted EBITDA" represents EBITDA adjusted to eliminate those charges that are excluded by definition for purposes of determining EBITDA in accordance with the Company's bank credit agreement.



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                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)

                                                              June 29,      December 31,
                                                                2002            2001
                                                            ---------------------------
                                                            (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents .........................        $ 23,312        $ 25,814
   Accounts receivable, net ..........................          44,059          45,176
   Inventories, net ..................................          23,287          25,139
   Deferred tax asset, current portion ...............           6,350           6,350
   Other current assets ..............................           2,097           4,285
                                                           ---------------------------
Total current assets .................................          99,105         106,764
Property, plant and equipment, net ...................          15,254          15,343
Goodwill, intangible assets and other assets .........          75,574          76,129
Deferred tax asset ...................................          52,243          49,686
                                                           ---------------------------
Total assets .........................................        $242,176        $247,922
                                                           ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and other accrued liabilities ....        $ 19,571        $ 21,594
   Long-term debt, current portion ...................           1,274           1,274
                                                           ---------------------------
Total current liabilities ............................          20,845          22,868
Long-term debt, less current portion .................         109,103         109,660
Minority interest ....................................             205             154
Total stockholders' equity ...........................         112,023         115,240
                                                           ---------------------------
Total liabilities and stockholders' equity ...........        $242,176        $247,922
                                                           ===========================



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